 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 8, 2017

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 9, 2017, Amyris, Inc. (the “Company”) announced that, on October 8, 2017, Eduardo Alvarez had agreed to join the Company as its Chief Operating Officer, reporting to the Company’s Chief Executive Officer, subject to appointment by the Company’s Board of Directors at its upcoming quarterly meeting.

Mr. Alvarez, 53, has over 30 years of global, multi-functional, operations experience both running and advising growth companies. Before joining the Company, Mr. Alvarez served as Global Operations Strategy Leader for PricewaterhouseCoopers LLP (“PwC”) from 2013 to April 2017, in which capacity he, among other things, co-led the integration of his prior company, Booz & Company, where he had worked since 2008, including as head of operations and board member, following its acquisition by PwC. Mr. Alvarez’s prior experience also includes roles at General Electric and AT&T. Mr. Alvarez holds a Master of Business Administration with honors from Harvard University, a Master of Science in Mechanical Engineering in computer control and manufacturing from the University of California, Berkeley, and a Bachelor of Science degree in mechanical engineering with high honors from the University of Michigan.

Pursuant to an Offer Letter, dated October 5, 2017 (the “Offer Letter”), between the Company and Mr. Alvarez, Mr. Alvarez is expected to commence employment with the Company on October 16, 2017. The Offer Letter provides for an initial annual base salary for Mr. Alvarez in the amount of $400,000. Mr. Alvarez will also initially be eligible to receive an annual performance-based bonus, with an initial aggregate annual bonus target of $400,000, subject to the terms of the applicable executive bonus plan adopted by the Company each year. Pursuant to the Offer Letter, the Company also agreed to grant Mr. Alvarez an initial stock option award and restricted stock unit (“RSU”) award under the Company’s 2010 Equity Incentive Plan (the “2010 EIP”) upon his commencement of employment with the Company. These initial equity awards to Mr. Alvarez consist of: (i) a non-statutory stock option to purchase 30,000 shares of the Company’s common stock (vesting over two years, with 25% of the shares subject to the option vesting upon completion by Mr. Alvarez of his twelfth month of employment and the remainder vesting over the following twelve months in twelve equal monthly installments) with an exercise price equal to the fair market value of the Company’s common stock on the date of the grant (the “Initial Option Award”); and (ii) an award of 70,000 RSUs, which would vest over two years in equal annual installments (the “Initial RSU Award”). In addition, the Company agreed, subject to the prior approval by the Company’s Board of Directors and its stockholders, and implementation, of an amendment to the 2010 EIP to increase the maximum number of shares that any employee may receive in any calendar year under the 2010 EIP pursuant to the grant of awards to at least 250,000 shares, to grant Mr. Alvarez an award of 250,000 RSUs (“Subsequent RSU Award”) on or before the earlier of (i) July 1, 2018 and (ii) the Company entering into a definitive agreement relating to a proposed Change of Control (as defined in the Severance Plan (as defined below)) (such earlier date, the “Subsequent Award Deadline”). The Subsequent 2018 RSU Award, if granted, would fully vest on the date of the second annual vesting installment of the Initial RSU Award. In the event that the number of shares authorized under the 2010 EIP is insufficient to enable the Company to grant the full Subsequent RSU Award to Mr. Alvarez on or before the Subsequent Award Deadline, then the Company will grant to Mr. Alvarez a cash-based incentive award (the “Cash-Based Award”) designed to provide him with a cash payment upon the second annual vesting installment of the Initial RSU Award (the “Date of Determination”) equal to the value Mr. Alvarez would have been entitled to receive if the full Subsequent RSU Award had been made, less the value of any portion of the Subsequent RSU Award granted to Mr. Alvarez on or prior to the Subsequent Award Deadline, in each case measured as of the Date of Determination, which Cash-Based Award would fully vest on the Date of Determination. The Company also agreed to reimburse Mr. Alvarez for up to $5,100 per month in housing costs associated with Mr. Alvarez’s travel to the Company’s headquarters in Emeryville, California in connection with his employment with the Company.

Mr. Alvarez will be eligible to participate in the Company’s Executive Severance Plan (the “Severance Plan”), as described under “Executive Compensation—Potential Payments upon Termination and upon Termination Following a Change in Control” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 27, 2017 (the “Proxy Statement”); provided, that in the event that following the grant and prior to full vesting of the Initial Option Award, the Initial RSU Award, the Subsequent RSU Award and the Cash-Based Award, if any (each, an “Award”), Mr. Alvarez’s employment terminates in circumstances entitling him to severance benefits under the Severance Plan (whether before or after a Change of Control (as defined in the Severance Plan)) (a “Qualifying Termination”), then upon such Qualifying Termination the vesting and exercisability of each Award shall be automatically accelerated 100% and the forfeiture provisions and/or Company right of repurchase of each Award shall automatically lapse accordingly, with the amount of the Cash-Based Award, if any, to be determined as of the date of the Qualifying Termination (with the Date of Determination deemed to be the date of such Qualifying Termination for such purpose). Mr. Alvarez will also be eligible to participate in the Company’s other general executive compensation programs described in the “Executive Compensation” section of the Proxy Statement, including indemnification and other agreements described under “Executive Compensation—Agreements with Executive Officers,” and “Executive Compensation—Limitation of Liability and Indemnification.” Such descriptions are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: October 13, 2017	By:	/s/ Nicole Kelsey
Nicole Kelsey
General Counsel and Secretary